Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES THIRD QUARTER 2024 RESULTS AND RAISES FULL YEAR GUIDANCE

- Third Quarter Revenue of $232 Million, up 37% Year-over-Year -
- Third Quarter Net Income of $3.2 Million -
- Strong Momentum Continues with Third Quarter Adjusted EBITDA of $23 Million -
- Raising Full Year 2024 Adjusted EBITDA Guidance 24% at the Midpoint with a Revised Range of Between $82 and $86 Million -
- Announces Share Repurchase Authorization of $50 Million -

CHICAGO – October 30, 2024 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 and Recent Highlights

•Revenue was $232.1 million during the third quarter of 2024, an increase of 37%, compared to $169.9 million during the third quarter of 2023.
•Net income during the third quarter of 2024 was $3.2 million, compared to a net loss of $13.4 million during the third quarter of 2023.
•Adjusted EBITDA1 was $23.4 million during the third quarter of 2024, compared to $4.1 million during the third quarter of 2023.
•Adjusted advertising and promotions expense1 was $38.6 million during the third quarter of 2024, an increase of 13% compared to $34.1 million during the third quarter of 2023.
•Monthly Active Users (“MAU”) in the United States and Canada were approximately 168,000, up 28% year-over-year. MAUs in Latin America (which includes Mexico) were approximately 329,000, up 122% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $388 during the third quarter of 2024, up 4% year-over-year. ARPMAU in Latin America was $39, compared to $43 last year.
•As of September 30, 2024, unrestricted cash and cash equivalents increased to $216 million from $194 million as of June 30, 2024.
•On October 24, 2024, RSI’s Board of Directors authorized the repurchase of an aggregate of up to $50 million of RSI’s Class A common stock.2

Richard Schwartz, Chief Executive Officer of RSI, said, “We are excited to report that we have achieved another quarter of exceptional performance, setting new quarterly records in both revenue and adjusted EBITDA. Our third quarter revenue surged by 37% year-over-year, and our adjusted EBITDA increased more than fivefold from the same period last year. These record
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.
2 RSI is authorized to repurchase shares of its Class A common stock from time to time through open market purchases, privately negotiated transactions or other transactions in accordance with applicable securities laws. The timing and amount of repurchases depends on several factors, including market and business conditions, the trading price of RSI’s Class A Common Stock and the nature of other investment opportunities. This repurchase program does not require RSI to acquire any specific number or amount of Class A common stock and may be limited, amended or terminated at any time.

results highlight the effectiveness of our strategic initiatives and ability to execute. Our focus on innovation to attract and retain high-value players continues to drive significant growth and profitability.”

“Our strategy has yielded broad based growth and success across all of our geographies and products. We’ve accelerated player growth for another consecutive quarter, acquired significantly more players with much greater marketing efficiency, all the while increasing our player values. This combination sets us up well for continued strong performance.”

“In addition to these strong results, we are pleased to announce a share repurchase authorization of up to $50 million. This move reflects our confidence in the company’s future and our commitment to enhancing shareholder value. Our cash generation and strong balance sheet provides us with the option to make this strategic investment. We remain on a clear path to becoming a leader in online gaming across the Americas, and are dedicated to delivering exceptional value to our customers and shareholders.”

Guidance
RSI expects revenue for the full year ending December 31, 2024 to be between $900 and $920 million, increasing the midpoint by $30 million compared to the prior guidance. At the midpoint of the range, revenue of $910 million represents 32% year-over-year growth when compared to $691 million of revenue for 2023.

RSI expects Adjusted EBITDA1 for the full year ending December 31, 2024 to be between $82 and $86 million, increasing the midpoint by $16 million compared to the prior guidance. At the midpoint of the range, Adjusted EBITDA of $84 million compares to $8.2 million of Adjusted EBITDA for 2023.

These guidance ranges are based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today.

Earnings Conference Call and Webcast Details
RSI will host a conference call and audio webcast today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2024. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 550436.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least November 30, 2024.

About Rush Street Interactive
RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the EGR North America Awards Customer

Services Operator of the Year five years in a row (2020-2024), the 2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the 2021 SBC Latinoamérica Awards Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures
In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings (Loss) Per Share, Adjusted Net Income (Loss) and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2024 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2024 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (i.e., interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis, only in periods of Net Loss, and incremental shares from assumed conversion of stock options and restricted stock units when dilutive to Adjusted Net Income.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics
RSI provides certain key metrics, including Monthly Active Users (“MAUs”) and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could,"

"should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$232,109	$169,887	$669,916	$497,310

Operating costs and expenses
Costs of revenue	151,414	116,159	440,414	333,166
Advertising and promotions	39,252	34,620	114,600	125,525
General and administrative	26,508	22,409	79,582	64,559
Depreciation and amortization	8,471	8,401	23,127	22,144
Total operating costs and expenses	225,645	181,589	657,723	545,394
Income (loss) from operations	6,464	(11,702)	12,193	(48,084)

Other income
Interest income, net	2,049	762	5,525	1,430
Income (loss) before income taxes	8,513	(10,940)	17,718	(46,654)

Income tax expense	5,274	2,426	16,970	7,946
Net income (loss)	3,239	(13,366)	748	(54,600)
Net income (loss) attributable to non-controlling interests	2,049	(9,187)	385	(38,022)
Net income (loss) attributable to Rush Street Interactive, Inc.	$1,190	$(4,179)	$363	$(16,578)

Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.01	$(0.06)	$0.00	$(0.25)
Weighted average common shares outstanding – basic	82,847,325	69,698,787	79,652,992	67,465,694
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.01	$(0.06)	$0.00	$(0.25)
Weighted average common shares outstanding – diluted	233,118,670	69,698,787	230,235,179	67,465,694

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$3,239	$(13,366)	$748	$(54,600)

Other comprehensive income (loss)
Foreign currency translation adjustment	(148)	1,495	(3,781)	3,465
Comprehensive income (loss)	3,091	(11,871)	(3,033)	(51,135)
Comprehensive income (loss) attributable to non-controlling interests	1,956	(8,161)	(2,049)	(35,621)
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$1,135	$(3,710)	$(984)	$(15,514)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Net income (loss)	$3,239	$(13,366)	$748	$(54,600)

Interest income, net	(2,049)	(762)	(5,525)	(1,430)
Income tax expense	5,274	2,426	16,970	7,946
Depreciation and amortization	8,471	8,401	23,127	22,144
Share-based compensation expense	8,458	7,402	26,574	22,595
Adjusted EBITDA	$23,393	$4,101	$61,894	$(3,345)

Adjusted Operating Costs and Expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating costs and expenses:
Costs of revenue	$151,414	$116,159	$440,414	$333,166
Advertising and promotions	39,252	34,620	114,600	125,525
General and administrative	26,508	22,409	79,582	64,559
Depreciation and amortization	8,471	8,401	23,127	22,144
Total operating costs and expenses	$225,645	$181,589	$657,723	$545,394

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(295)	$(269)	$(860)	$(795)
Advertising and promotions[1]	(606)	(565)	(1,866)	(1,660)
General and administrative[1]	(7,557)	(6,568)	(23,848)	(20,140)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(8,458)	$(7,402)	$(26,574)	$(22,595)

Adjusted operating costs and expenses:
Costs of revenue	$151,119	$115,890	$439,554	$332,371
Advertising and promotions	38,646	34,055	112,734	123,865
General and administrative	18,951	15,841	55,734	44,419
Depreciation and amortization	8,471	8,401	23,127	22,144
Total adjusted operating costs and expenses	$217,187	$174,187	$631,149	$522,799

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income (Loss), Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings (Loss) Per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted net income (loss)
Net income (loss) attributable to Rush Street Interactive, Inc. – basic	$1,190	$(4,179)	$363	$(16,578)
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	2,049	—	385	—
Net income (loss) attributable to Rush Street Interactive, Inc. – diluted	$3,239	$(4,179)	$748	$(16,578)
Adjustments:
Net loss attributable to non-controlling interests(1)	—	(9,187)	—	(38,022)
Share-based compensation expense	8,458	7,402	26,574	22,595
Adjusted net income (loss)	$11,697	$(5,964)	$27,322	$(32,005)

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding – basic	82,847,325	69,698,787	79,652,992	67,465,694
Effect of diluted securities:
Assumed conversion of RSILP Units to Class A Common Shares	142,687,546	—	144,940,579	—
Incremental shares from assumed conversion of stock options and restricted stock units	7,583,799	—	5,641,608	—
Weighted-average common shares outstanding - diluted	233,118,670	69,698,787	230,235,179	67,465,694
Adjustments:
Assumed conversion of RSILP Units to Class A Common Shares(1)	—	152,319,724	—	154,196,531
Adjusted weighted-average common shares outstanding	233,118,670	222,018,511	230,235,179	221,662,225

Adjusted earnings (loss) per share
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.01	$(0.06)	$0.00	$(0.25)
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.01	$(0.06)	$0.00	$(0.25)
Adjusted Earnings (loss) per share	$0.05	$(0.03)	$0.12	$(0.14)
1 Adjusted net income (loss) includes the reallocation of net loss attributable to non-controlling interests that is not otherwise included in net income (loss) attributable to Rush Street Interactive, Inc. - diluted. Adjusted weighted-average common shares outstanding includes the assumed conversion of weighted-average RSILP units to Class A Common Shares that is not otherwise included in Weighted-average common shares outstanding - diluted.